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                                                                    EXHIBIT 32.2

                                  CERTIFICATION

      In connection with the periodic report of Eyetech Pharmaceuticals, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Glenn P. Sblendorio, Chief Financial Officer of the Company, certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  March 21, 2005             /s/ Glenn P. Sblendorio
                                  -----------------------
                                  Glenn P. Sblendorio
                                  Chief Financial Officer